SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Schering-Plough Corporation today announced that it has reached a settlement with the U.S. Securities and Exchange Commission (SEC) of the enforcement proceeding against Schering-Plough Corporation and its former Chairman of the Board and Chief Executive Officer Richard Jay Kogan relating to meetings and other communications with investors during the week of September 30, 2002. In connection with the settlement, Schering-Plough and Kogan agreed not to commit any future violations of Regulation FD and related securities laws, Schering-Plough will pay a penalty of $1 million and Kogan will pay a penalty of $50,000.

A copy of Schering-Plough's press release relating to this settlement is attached as Exhibit 99.1 to this 8-K. A copy of the SEC Administrative Proceeding (Administrative Proceeding - Rel.34-48461; File No. 3-11249) in this matter will be available on the SEC's Web Site at sec.gov.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this 8-K:

99.1 Press Release Issued September 9, 2003 titled "Schering-Plough Reports Settlement with Securities and Exchange Commission"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/Thomas H. Kelly

Thomas H. Kelly

Vice President and Controller

Date: September 9, 2003

Exhibit Index

The following exhibit is filed with this 8-K:

99.1 Press Release Issued September 9, 2003 titled "Schering-Plough Reports Settlement with Securities and Exchange Commission"